Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to §  906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. §  1350)

In connection with the Quarterly Report of DigitalGlobe, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

DIGITALGLOBE, INC.,

a Delaware corporation

Red Graff
/s/ Gary W. Ferrera
Gary W. Ferrera
Executive Vice President and Chief Financial Officer

Date: April 30, 2015